Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-266657 and 333-290115) and S-3 (No. 333-272179 and 333-282199) and S-1 (No. 333-276425, 333-280434, 333-281079, 333-288590, 333-290758, 333-291889 and 333-292119) of Actelis Networks, Inc.of our report dated March 18,2026 relating to the financial statements which, appears in this Form 10-K.

/s/ Kesselman & Kesselman

Certified Public Accountants (Isr.)

A member firm of PricewaterhouseCoopers International Limited

Tel-Aviv, Israel

March 18, 2026